                                                                EXHIBIT 23-A


                     CONSENT OF COOPERS & LYBRAND L.L.P.



We consent to the incorporation by reference in Ford Motor Credit Company's Registration Statement on Form S-3 of our report dated January 27, 1997 on our audits of the consolidated financial statements and financial statement schedule of Ford Motor Credit Company and Subsidiaries at December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, included in the Ford Motor Credit Company Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.




/s/ COOPERS & LYBRAND L.L.P.


Detroit, Michigan
January 20, 1998